As filed with the Securities and Exchange Commission on December 19, 1997
                                              Registration No. 333-_____________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------




                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             SYNBIOTICS CORPORATION
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                       95-3737816
(State or other jurisdiction                (IRS Employer of Identification No.)
incorporation or organization)


         11011 VIA FRONTERA
        SAN DIEGO, CALIFORNIA                                92127
(Address of principal executive offices)                  (Zip Code)

                     1995 STOCK OPTION/STOCK ISSUANCE PLAN
                           (Full title of the plan)

                               KENNETH M. COHEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SYNBIOTICS CORPORATION
                11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA 92127
                    (Name and address of agent for service)

                                (619) 451-3771
         (Telephone number, including area code, of agent for service)

                                With Copies To:
                            Hayden J. Trubitt, Esq.
                        Brobeck, Phleger & Harrison LLP
                         550 West C Street, Suite 1200
                              San Diego, CA 92101
                              -------------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises effected under the 1995 Stock Option/Stock Issuance Plan.


                        CALCULATION OF REGISTRATION FEE

 -----------------------------------------------------------------------------------------------------------------------------------

   TITLE OF SECURITIES TO BE                                  PROPOSED MAXIMUM           PROPOSED MAXIMUM     AMOUNT OF REGISTRATION
           REGISTERED            AMOUNT TO BE REGISTERED  OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE         FEE/(3)/
                                                                    /(2)/                     /(2)/
------------------------------------------------------------------------------------------------------------------------------------
Common Stock (under 1995 Stock
 Option/Stock Issuance Plan            700,000/(1)/                  $3.13                    $2,191,000              N/A

Common Stock registered on this
 Form, for which new
 registration fees are paid /(3)/      172,418                       $3.13                     $539,668             $159.20
------------------------------------------------------------------------------------------------------------------------------------

/1/ This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

/2/ Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on December 12, 1997.

/3/ Filings fees were previously paid for Form S-8 registration statements for the registrant's 1983, 1984 and 1986 Stock Option Plans (305,642 shares; Registration No. 33-10742); 1987 Stock Option Plan (125,000 shares; Registration No. 33-15712); and 1996 Stock Option Plan (250,000 shares; Registration No. 333-25411). All outstanding stock options under the 1983, 1984, 1986, 1987 and 1996 Plans have been rolled into the registrant's 1995 Stock Option/Stock Issuance Plan. The registered shares not yet issued under the 1983, 1984, 1986, 1987 and 1996 Plans (184,098 shares from 1983,
     1984 and 1986 Plans; 93,494 shares from 1987 Plan; 250,000 shares from 1996
     Plan) will be deregistered. The 1995 Stock Option/Stock Issuance Plan has been amended to increase the number of covered shares from 1,300,000 to 2,000,000. The 1,300,000 shares had previously been registered on Form S-8 (Registration No. 33-61103). Of the 700,000 shares constituting the increase and being registered hereby, the registration fee as to shares (184,098 + 93,494 + 250,000 ) is satisfied by "transferring over" the 527,592 registered but unused shares from the 1983, 1984, 1986, 1986 and 1996 Plans. See Division of Corporate Finance Manual of Publicly Available
                  ---
     Telephone Interpretations, Securities Act Forms Q89 (July 1997). This leaves 172,418 shares, for which the full Form S-8 Instruction E/Section 6(b)/Rule 457 registration fee is being paid herewith.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

Synbiotics Corporation (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996;

(b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 1997;

(c) The Company's Current Report on Form 8-K, filed with the Commission for an event dated July 9, 1997;

(d) The Company's Registration Statement on Form 8-A filed with the Commission on November 14, 1983 and declared effective on January 13, 1984 pursuant to
     Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Company's Common Stock.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

A copy of any of the above documents will be furnished to each participant in the 1995 Stock Option/Stock Issuance Plan, without charge, upon written or oral request to the Corporate Secretary, Synbiotics Corporation, 11011 Via Frontera, San Diego, California 92127, or upon telephoning the Company at (619) 451-3771.


ITEM 4.   DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a) Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

(b) Article VIII, Section 4 of the Bylaws of the Company provides that the Company shall have the power to indemnify any person who is or was a director, officer, employee or agent of the Company or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, subject to certain limitations. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company (or was serving at the Company's request as a director, officer, employee or agent of another corporation) may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

(c) Article Seventh of the Company's Restated Articles of Incorporation provides that liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California Law. Article Eighth of the Company's Restated Articles of Incorporation further provides that the Company is authorized to indemnify agents (as defined in Section 317 of the California Law) in excess of the indemnification otherwise permitted by Section 317, subject to the limits set forth in Section 204 of the California Law.

(d) Pursuant to authorization provided under the Restated Articles of Incorporation, the Company has entered into indemnification agreements with its directors and officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California Law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending an action, suit or proceeding. In order to receive an advance of expenses, the individual must undertake to repay such advance upon a determination that he or she is not entitled to indemnification. The Company's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.


ITEM 8.      EXHIBITS

     Exhibit
     Number    Exhibit
     -------   -------

       5.1     Opinion and consent of Brobeck, Phleger & Harrison LLP.

      23.1     Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit
               5.1 of this Registration Statement on Form S-8.

      23.2     Consent of Independent Accountants.

      24.1 Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

      99.1     1995 Stock Option/Stock Issuance Plan, as amended.

      99.2     Form of Notice of Grant of Stock Option.

ITEM 9.   UNDERTAKINGS

(1)  The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement.

     (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 19, 1997.

                                       SYNBIOTICS CORPORATION

                                       By: /s/ Kenneth M. Cohen
                                       --------------------------------------
                                       Kenneth M. Cohen
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth M. Cohen and Michael K. Green, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement related to this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                          DATE
---------                                  -----                          ----
/s/ Kenneth M. Cohen              Chief Executive Officer,           December 19, 1997
-----------------------------     President and Director
Kenneth M. Cohen                  (Principal Executive Officer)

/s/ Michael K. Green              Chief Financial Officer and        December 19, 1997
-----------------------------     Vice President - Finance
Michael K. Green                  (Principal Financial Officer)

/s/ Keith A. Butler               Chief Accounting Officer and       December 19, 1997
-----------------------------     Corporate Controller
Keith A. Butler                   (Principal Accounting Officer)


/s/ Patrick Owen Burns            Director                           December 19, 1997
-----------------------------
Patrick Owen Burns


/s/ James C. DeCesare             Director                           December 19, 1997
-----------------------------
James C. DeCesare


/s/ Brenda D. Gavin               Director                           December 19, 1997
-----------------------------
Brenda D. Gavin


/s/ M. Blake Ingle                Director                           December 19, 1997
-----------------------------
M. Blake Ingle


/s/ Donald E. Phillips            Director                           December 19, 1997
-----------------------------
Donald E.  Phillips

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number         Exhibit
------

  5.1          Opinion and consent of Brobeck, Phleger & Harrison LLP.

 23.1          Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit
               5.1 of this Registration Statement on Form S-8.

 23.2          Consent of Independent Accountants.

 24.1 Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

 99.1          1995 Stock Option/Stock Issuance Plan, as amended.

 99.2          Form of Notice of Grant of Stock Option.